UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 12, 2006


                          First Consulting Group, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-23651                  95-3539020
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

          111 W. Ocean Blvd. 4th Floor,
                  Long Beach, CA                                   90802
    (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code (562) 624-5200


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On December 12, 2006, the FCG board of directors appointed Thomas A. Watford as Chief Financial Officer. Mr. Watford, age 46, was originally appointed Senior Vice President and interim Chief Financial Officer in March 2005, and has served as an Executive Vice President since June 2005. He was appointed to the additional position of Chief Operating Officer in March 2006. Mr. Watford has served in multiple management roles since joining FCG in 1997, including Senior Vice President of Shared Services, and as a Vice President in FCG's Health Delivery and Health Plan businesses. Prior to joining FCG, Mr. Watford spent twelve years at Accenture (Andersen Consulting), as an Associate Partner responsible for large client engagements in the health delivery and health plan markets.

     The full text of a December 18, 2006 press release announcing Mr. Watford's appointment is furnished as Exhibit 99.1 to this report.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     Attached as Exhibit 99.1 to this report is FCG's press release furnished under Item 5.02 of this report.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           First Consulting Group, Inc.


Date: December 18, 2006                    By: /s/ Michael A. Zuercher
                                               ---------------------------------
                                               Michael A. Zuercher
                                               VP, General Counsel and Secretary